EXHIBIT 99.1

PRESS RELEASE

Contacts: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Symmetry Surgical Jason J. Kamel (508) 769-8384 Jodie Wierzbicki (615) 964-5506	Investors / Media: The Ruth Group Zack Kubow / Lisa Cook (646) 536-7020 / 7012 zkubow@theruthgroup.com lcook@theruthgroup.com

Symmetry Medical Launches Enhancements to the BOOKWALTER® Surgical Retractor System

Technology Improves Ergonomics and Brings Reusable Radiolucent Blades Allowing Additional Procedural Applications for System

Warsaw, Ind., March 23, 2012 - Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced today it has launched twelve new line enhancements to the BOOKWALTER Retractor System through its hospital direct surgical instrumentation division, Symmetry Surgical. The new BOOKWALTER technology will be featured at the upcoming Annual Meeting of the Association of Operating Room Nurses (AORN), which will take place on March 26 to 29, 2012 in New Orleans. The BOOKWALTER Retractor System, which was included as part of Symmetry's recent acquisition of the surgical instrument portfolio of Codman & Shurtleff, is the one of the leading surgical retraction systems in the industry.

In support of the AORN and Association for the Advancement of Medical Instrumentation (AAMI) Standards, these new product enhancements reduce the overall tray weight of a complete BOOKWALTER table mounted retractor system while providing increased usability. Another new feature is the introduction of reusable radiolucent blades for use in procedures where an intra-operative X-Ray is used as part of the surgical intervention. In support of meeting the challenges of surgical intervention on the obese patient population, an expanded ring system has been added to increase surgical exposure and also enhance the benefits of Symmetry Surgical’s OPTI-LENGTH surgical instruments.

“Good exposure is the key to good surgery,” said John Bookwalter, M.D., inventor of the BOOKWALTER system. “We have managed to maintain the integrity and stability of the BOOKWALTER Retractor System, while reducing the overall weight of the system. This is important to the Nurses and Technicians who have to lift and move these sets throughout the day.”

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, added, “These innovative enhancements to the BOOKWALTER portfolio align perfectly with our strategy of bringing innovation to the marketplace with proprietary, IP backed technology. We are thrilled to provide products that will expand and enhance usability for our clinician base and assist them in serving the needs of their valued patients.”

For more information on these portfolio line extensions please contact your Symmetry Surgical Representative by calling 800-255-2500 or by visiting the Company’s website at www.symmetrysurgical.com.

About Symmetry Surgical

Symmetry Surgical is dedicated to developing quality surgical instruments that meet the needs of clinicians and help improve the lives of patients. Our portfolio brings together the product lines of Specialty Surgical Instrumentation (SSI), Olsen Medical and the recently acquired surgical instruments division Codman & Shurtleff, Inc. Our well-known brands include BOOKWALTER®, GREENBERG™, RILEY™, OLSEN™, ULTRA™, QUAD-LOCK™, FLASHPAK™, RAPIDCLEAN®, OPTI-LENGTH®, CLASSIC® and CLASSIC PLUS®. Headquartered in Nashville, Symmetry Surgical a wholly owned subsidiary of Symmetry Medical Inc (NYSE:SMA).

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

Forward-Looking Statements

Statements in the press release regarding Symmetry Medical Inc.'s business which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov.

2